United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 16, 2024
Date of Report (Date of earliest event reported)
Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway
Suite 155
Alpharetta,	Georgia	30004
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement
On May 16, 2024, Priority Holdings, LLC (the “Initial Borrower”), a direct wholly-owned subsidiary of Priority Technology Holdings, Inc. (the “Company”), as a borrower, and certain direct and indirect subsidiaries of the Initial Borrower (together with the Initial Borrower, the “Credit Parties”), as guarantors, entered into a Credit and Guaranty Agreement (the “Credit Agreement”; capitalized terms used but not defined herein have the meaning given to them in the Credit Agreement), among the Initial Borrower, the other Credit Parties party thereto, the Lenders party thereto from time to time and Truist Bank, as administrative agent and collateral agent (the “Agent”). The Credit Agreement provides for senior secured credit facilities in an aggregate principal amount of $905.0 million, which are comprised of (i) a senior secured term loan facility in an aggregate principal amount of $835.0 million (the “2024 Term Loan Facility”) and (ii) a senior secured revolving credit facility in an aggregate amount equal to $70.0 million (the “2024 Revolving Credit Facility” and, together with the 2024 Term Loan Facility, the “2024 Credit Facilities”), which are secured by substantially all of the assets of the Credit Parties and by the equity interests of the Initial Borrower. The proceeds of the term loans made on the Closing Date were used, in part, to (i) refinance and repay in full all of the outstanding obligations under that certain Credit and Guaranty Agreement dated as of April 27, 2021 (as amended, the “Existing Credit Agreement”), among the Initial Borrower, the other credit parties from time to time party thereto, the lenders from time to time party thereto, and Truist Bank, as administrative agent and collateral agent, and (ii) redeem a portion of the Company’s senior preferred stock in an amount equal to $170.0 million (collectively, the “Closing Date Refinancing”) and to pay certain fees and expenses relating thereto.

Outstanding borrowings under the 2024 Credit Facilities accrue interest using either a base rate or a SOFR rate plus an Applicable Margin per year, subject to a SOFR rate floor of 0.50% per year. Accrued interest is payable on each Interest Payment Date. The Applicable Margin for the 2024 Term Loan Facility is (i) 4.75% per year for SOFR Loans and (ii) 3.75% per year for Base Rate Loans. The Applicable Margin for the 2024 Revolving Credit Facility is adjusted quarterly and varies based on the Credit Parties’ Total Net Leverage Ratio (ranging from (i) 3.75% to 4.25% per year for SOFR Loans and (ii) 2.75% to 3.25% per year for Base Rate Loans). The 2024 Revolving Credit Facility incurs an unused commitment fee ranging from 0.35% to 0.50% per year on any undrawn amount depending on the Credit Parties’ Total Net Leverage Ratio. Under the Credit Agreement, prepayments of outstanding principal of the 2024 Term Loan Facility may be made in permitted increments with a 1.0% penalty for certain prepayments made within six months of the Closing Date in connection with Repricing Transactions. Such premium will be based on the principal amount that is prepaid, subject to the terms of the Credit Agreement.

The Credit Agreement contains customary representations and warranties, financial and collateral requirements, mandatory payment events, events of default and affirmative and negative covenants, including without limitation, covenants that restrict among other things, the ability to create liens, pay dividends or distribute assets from the Credit Parties to the Company, merge or consolidate, dispose of assets, incur additional indebtedness, make certain investments or acquisitions, and enter into certain transactions (including with affiliates). The outstanding amount of any loans and any other amounts owed under the Credit Agreement may, after the occurrence of an event of default, at the option of the Agent on behalf of Lenders representing a majority of the commitments, be declared immediately due and payable. Events of default include the failure of the Credit Parties to make principal, premium or interest payment when due, or the failure by the Credit Parties to perform or comply with certain covenants in the Credit Agreement, after any applicable cure period.

If the aggregate principal amount of all outstanding Revolving Loans and Letters of Credit (with certain exclusions) under the Credit Agreement exceeds an amount equal to 35% of the aggregate amount of Revolving Commitments thereunder, the Credit Parties are required to comply with certain restrictions on their Total Net Leverage Ratio. If applicable, the maximum permitted Total Net Leverage Ratio is (i) 6.90:1.00 at each Fiscal Quarter ended September 30, 2024 through December 31, 2025 and (ii) 6.40:1.00 at each Fiscal Quarter ended March 31, 2026 and each Fiscal Quarter thereafter.

The foregoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Credit Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.      Termination of a Material Definitive Agreement
The Initial Borrower, the other credit parties from time to time party thereto, the lenders from time to time party thereto, and Truist Bank, as administrative agent and collateral agent, previously entered into the Existing Credit Agreement. On May 16, 2024, the proceeds of the Initial Term Loans under the Credit Agreement were used, in part, to finance the Closing Date Refinancing, pursuant to which all of the outstanding obligations under the Existing Credit Agreement were refinanced and repaid in full (or in the case of outstanding undrawn letters of credit, deemed issued under the Credit Agreement) and the Existing Credit Agreement was terminated.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in connection with the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1
Credit and Guaranty Agreement, dated as of May 16, 2024, by and among Priority Holdings, LLC, as the Initial Borrower, the Credit Parties party thereto, the Lenders party thereto and Truist Bank, as Administrative Agent and Collateral Agent. †

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
†	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally copies of any of the omitted schedules or similar attachment to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5/16/2024

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Timothy O'Leary
Name: Timothy O'Leary
Title: Chief Financial Officer